Currency and Commodity Supplement Debt Securities and Warrants

Linked to a Currency or Commodity or a Basket Comprised of Currencies or Commodities

Investment Strategies for Currency and Commodity Investors

UBS AG, Jersey Branch

January 13, 2009

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Currency and Commodity Supplement Debt Securities and Warrants

Linked to a Currency or Commodity or a Basket of Currencies or Commodities

UBS AG from time to time may offer and sell certain notes and warrants (collectively, the “Securities”), as part of our Medium-Term Notes, Series A, linked to a currency or commodity or a basket of currencies or commodities. Prospectus supplements that we may file with the SEC from time to time describe some of the general terms that apply to the Securities and the general manner in which they may be offered. This prospectus supplement, which we refer to as a “currency and commodity supplement”, describes some of the potential currencies and commodities to which the Securities may be linked. The specific terms for each series of Securities will be described in a separate prospectus supplement, which we refer to as a “pricing supplement”. A pricing supplement will describe the specific terms of your Securities, including any additions or changes to the terms specified in the prospectus supplement relating to your Securities or the descriptions of the currencies or commodities set forth in this currency and commodity supplement. If there is any inconsistency between the terms described in an applicable pricing supplement and those described in this currency and commodity supplement, the terms described in the applicable pricing supplement will be controlling. References to an “applicable pricing supplement” mean the pricing supplement and the free writing prospectus that describe the specific terms of your Securities.

This currency and commodity supplement describes only selected currencies and commodities to which the Securities may be linked. We do not guarantee that we will offer Securities linked to any of the currencies and commodities described herein. In addition, we may in the future offer Securities linked to a currency or commodity that is not described herein. In such an event, we will describe any such additional currency or commodity in an applicable pricing supplement.

Issuer (Booking Branch):	UBS AG (Jersey Branch)
Potential Reference Asset — Currencies and Commodities:	Deliverable Currencies	Non-Deliverable Currencies
Australian dollar
British pound
Canadian dollar
Czech koruna
Danish krone
Euro
Hungarian Forint
Icelandic krona
New Israeli shekel
Japanese Yen
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Singapore dollar
Slovak koruna
South African rand
Swedish krona
Swiss franc
Thai baht
Turkish lira
Argentine peso
Brazilian real
Colombian peso
Chilean peso
Chinese renminbi
Indian rupee
Indonesian rupiah
Korean Won
Malaysian ringgit
Peruvian sol
Philippine peso
Russian ruble
Taiwan dollar

Commodities
Gold
Silver

See “Risk Factors” in the applicable prospectus supplement and pricing supplement for risks related to an investment in any series of the Securities

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated January 13, 2009

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this currency and commodity supplement together with the prospectus dated January 13, 2009, relating to our Medium Term Notes, Series A, of which the Securities are a part, and any applicable prospectus supplement, including any prospectus supplement or any pricing supplement that we may file with the SEC from time to time, which contains a description of the terms of particular categories of Securities or the specific terms of your Securities. You may access these documents on the SEC web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC web site):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC web Site is 0001114446.

Currency and Commodity Supplement

Currency and Commodity Supplement Introduction	CCS-1
Deliverable Currencies	CCS-2
Non-Deliverable Currencies	CCS-9
Precious Metals	CCS-28

i

Introduction:

This currency and commodity supplement describes some of the potential currencies and commodities to which Securities may be linked. If there is any inconsistency between the terms described in an applicable pricing supplement and those described in this currency and commodity supplement, the terms described in the applicable pricing supplement will be controlling. Any applicable pricing supplement should be read in connection with this currency and commodity supplement, the applicable prospectus supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this currency and commodity supplement, when we refer to the “Securities” we mean the notes or warrants that may be offered by UBS from time to time. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS, and references to “applicable prospectus supplement” refer to the applicable prospectus supplement that we may file from time to time relating to different categories of Securities or a particular Security. References to the “applicable pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your Securities.

From time to time, we may issue Securities which are linked to one or more of these currencies or commodities. When we refer to a currency pair (“Currency Pair”) we mean the value of one currency relative to another currency; this is sometimes referred to herein as an “exchange rate”, a “spot rate” a “foreign exchange spot rate” or a “spot exchange rate”. For example, the Currency Pair “EUR/USD” reflects the number of U.S. dollars that can be exchanged for one Euro, the Currency Pair “USD/CAD” reflects the number of Canadian dollars that can be exchanged for one U.S. dollar, and the commodity XAU/USD reflects the number of U.S. dollars that can be exchanged for one fine troy ounce of gold.

We have obtained information in this currency and commodity supplement relating to the below currency and commodity exchange rates from public sources without independent verification.

CCS-1

Deliverable Currencies

Australian dollar (AUD)
The Australian dollar is the official currency of the Commonwealth of Australia.	The AUD/USD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Australian dollar and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one Australian dollar. The AUD/USD exchange rate decreases when the Australian dollar depreciates relative to the U.S. dollar and increases when the Australian dollar appreciates relative to the U.S. dollar.
Principal Financial Center: Sydney and Melbourne.
British pound (GBP)
The British pound is the official currency of the United Kingdom.	The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the British pound and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one British pound. The GBP/USD exchange rate decreases when the British pound depreciates relative to the U.S. dollar and increases when the British pound appreciates relative to the U.S. dollar.
Principal Financial Center: London.
Canadian dollar (CAD)
The Canadian dollar is the official currency of Canada.	The USD/CAD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Canadian dollar and the U.S. dollar. The figure is equal to the number of Canadian dollars that can be exchanged for one U.S. dollar. The USD/CAD exchange rate decreases when the Canadian dollar appreciates relative to the U.S. dollar and increases when the Canadian dollar depreciates relative to the U.S. dollar.
Principal Financial Center: Toronto.
Czech koruna (CZK)
The Czech koruna is the official currency of the Czech Republic.	The USD/CZK exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Czech koruna and the U.S. dollar. The figure is equal to the number of Czech koruna that can be exchanged for one U.S. dollar. The USD/CZK exchange rate decreases when the Czech koruna appreciates relative to the U.S. dollar and increases when the Czech koruna depreciates relative to the U.S. dollar.
Principal Financial Center: Prague.
Danish Krone (DKK)
The Danish krone is the official currency of Denmark.	The USD/DKK exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Danish krone and the U.S. dollar. The figure is equal to the number of Danish krone that can be exchanged for one U.S. dollar. The USD/DKK exchange rate decreases when the Danish krone appreciates relative to the U.S. dollar and increases when the Danish krone depreciates relative to the U.S. dollar.
Principal Financial Center: Copenhagen.
Euro (EUR)
The Euro is the official currency of the member states of the European Economic and Monetary Union (the “European Monetary Union”). It was introduced in 1999 and replaced the national currencies of the then 11 participating countries. Today, the Euro is the official currency of 13 nations including: Germany, Belgium, Greece, Luxembourg, Spain, France, Ireland, Italy, the Netherlands, Austria, Portugal, Finland and Slovenia. Other current and future European Monetary Union countries may adopt the Euro as their official currency.
The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Euro and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one Euro. The EUR/USD exchange rate decreases when the Euro depreciates relative to the U.S. dollar and increases when the Euro appreciates relative to the U.S. dollar.
Hungarian Forint (HUF)
The Hungarian Forint is the official currency of Hungary.	The USD/HUF exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Hungarian Forint and the U.S. dollar. The figure is equal to the number of Hungarian Forint that can be exchanged for one U.S. dollar. The USD/HUF exchange rate decreases when the Hungarian Forint appreciates relative to the U.S. dollar and increases when the Hungarian Forint depreciates relative to the U.S. dollar.
Principal Financial Center: Budapest.

CCS-2

Deliverable Currencies

Icelandic krona (ISK)
The Icelandic krona is the official currency of Iceland.	The USD/ISK exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Icelandic krona and the U.S. dollar. The figure is equal to the number of Icelandic krona that can be exchanged for one U.S. dollar. The USD/ISK exchange rate decreases when the Icelandic krona appreciates relative to the U.S. dollar and increases when the Icelandic krona depreciates relative to the U.S. dollar.
Principal Financial Center: Reykjavik.
New Israeli shekel (ILS)
The New Israeli shekel is the official currency of Israel.	The USD/ILS exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the New Israeli shekel and the U.S. dollar. The figure is equal to the number of New Israeli shekels that can be exchanged for one U.S. dollar. The USD/ILS exchange rate decreases when the New Israeli shekel appreciates relative to the U.S. dollar and increases when the New Israeli shekel depreciates relative to the U.S. dollar.
Principal Financial Center: Tel Aviv.
Japanese Yen (JPY)
The Japanese yen is the official currency of Japan.	The USD/JPY exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Japanese Yen and the U.S. dollar. The figure is equal to the number of Japanese Yen that can be exchanged for one U.S. dollar. The USD/ JPY exchange rate decreases when the Japanese Yen appreciates relative to the U.S. dollar and increases when the Japanese Yen depreciates relative to the U.S. dollar.
Principal Financial Center: Tokyo.
Mexican peso (MXN)
Mexican peso is the official currency of the United Mexican States.	The USD/MXN exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Mexican peso and the U.S. dollar. The figure is equal to the number of Mexican pesos that can be exchanged for one U.S. dollar. The USD/MXN exchange rate decreases when the Mexican peso appreciates relative to the U.S. dollar and increases when the Mexican peso depreciates relative to the U.S. dollar.
Principal Financial Center: Mexico City.

CCS-4

Deliverable Currencies

New Zealand dollar (NZD)
The New Zealand dollar is the official currency of New Zealand.	The NZD/USD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the New Zealand dollar and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one New Zealand dollar. The NZD/USD exchange rate decreases when the New Zealand dollar depreciates relative to the U.S. dollar and increases when the New Zealand dollar appreciates relative to the U.S. dollar.
Principal Financial Center: Wellington and Auckland.
Norwegian krone (NOK)
The Norwegian krone is the official currency of the Kingdom of Norway.	The USD/NOK exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Norwegian krone and the U.S. dollar. The figure is equal to the number of Norwegian Krone that can be exchanged for one U.S. dollar. The USD/NOK exchange rate decreases when the Norwegian Krone appreciates relative to the U.S. dollar and increases when the Norwegian Krone depreciates relative to the U.S. dollar.
Principal Financial Center: Oslo.
Polish zloty (PLN)
The Polish zloty is the official currency of the Republic of Poland.	The USD/PLN exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Polish zloty and the U.S. dollar. The figure is equal to the number of Polish zloty that can be exchanged for one U.S. dollar. The USD/PLN exchange rate decreases when the Polish zloty appreciates relative to the U.S. dollar and increases when the Polish zloty depreciates relative to the U.S. dollar.
Principal Financial Center: Warsaw.
Singapore dollar (SGD)
The Singapore dollar is the official currency of Singapore.	The USD/SGD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Singapore dollar and the U.S. dollar. The figure is equal to the number of Singapore dollars that can be exchanged for one U.S. dollar. The USD/SGD exchange rate decreases when the Singapore dollar appreciates relative to the U.S. dollar and increases when the Singapore dollar depreciates relative to the U.S. dollar.
Principal Financial Center: Singapore.

CCS-5

Deliverable Currencies

Slovak koruna (SKK)
The Slovak koruna is the official currency of the Slovak Republic.	The USD/SKK exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Slovak koruna and the U.S. dollar. The figure is equal to the number of Slovak koruna that can be exchanged for one U.S. dollar. The USD/SKK exchange rate decreases when the Slovak koruna appreciates relative to the U.S. dollar and increases when the Slovak koruna depreciates relative to the U.S. dollar.
Principal Financial Center: Bratislava.
South African rand (ZAR)
The South African rand is the official currency of South Africa.	The USD/ZAR exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the South African rand and the U.S. dollar. The figure is equal to the number of South African rand that can be exchanged for one U.S. dollar. The USD/ZAR exchange rate decreases when the South African rand appreciates relative to the U.S. dollar and increases when the South African rand depreciates relative to the U.S. dollar.
Principal Financial Center: Johannesburg.
Swedish krona (SEK)
The Swedish krona is the official currency of the Kingdom of Sweden.	The USD/SEK exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Swedish krona and the U.S. dollar. The figure is equal to the number of Swedish krona that can be exchanged for one U.S. dollar. The USD/SEK exchange rate decreases when the Swedish krona appreciates relative to the U.S. dollar and increases when the Swedish krona depreciates relative to the U.S. dollar.
Principal Financial Center: Stockholm.
Swiss franc (CHF)
The Swiss franc is the official currency of the Swiss Confederation (“Switzerland”).	The USD/CHF exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Swiss franc dollar and the U.S. dollar. The figure is equal to the number of Swiss francs that can be exchanged for one U.S. dollar. The USD/CHF exchange rate decreases when the Swiss franc appreciates relative to the U.S. dollar and increases when the Swiss franc depreciates relative to the U.S. dollar.
Principal Financial Center: Zurich.

CCS-6

Deliverable Currencies

Thai baht (THB)
The Thai baht is the official currency of Thailand.	The USD/THB exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Thai baht and the U.S. dollar. The figure is equal to the number of Thai baht that can be exchanged for one U.S. dollar. The USD/THB exchange rate decreases when the Thai baht appreciates relative to the U.S. dollar and increases when the Thai baht depreciates relative to the U.S. dollar.
Principal Financial Center: Bangkok.

There are particular risks in Securities indexed to the value of the Thai baht

Effective December 19, 2006, the Bank of Thailand implemented unremunerated reserve requirements on short term capital inflows in order to curb short term capital inflows and limit Thai baht speculation. With the exception of equity investments in the Stock Exchange of Thailand, the Thailand Futures Exchange and the Agriculture Futures Exchange of Thailand, and certain other exemptions (including, but not limited to: certain exports, service fees, foreign exchange transactions in amounts less than USD 20,000.00, interbank foreign exchange transactions for hedging purposes or a Bank of Thailand waiver), financial institutions must withhold 30% of all foreign currencies which are brought into Thailand and converted into Thai baht. The reserves are held for one (1) year, without interest, at which time the reserves can be redeemed. Reserves may also be redeemed early, subject to a 33% penalty.

The Bank of Thailand reserve requirement regulations result in many foreign exchange payments made into Thailand being subject to the 30% withholding, including the following types of transactions: proceeds of offshore loans made to onshore entities; payments regarding immovable properties; direct investments such as mergers and acquisitions or joint ventures; inward foreign currency payments under derivative contracts between an onshore person having no foreign exchange license and an offshore counterparty (if the funds are converted into THB); and inward foreign currencies for investments in bonds or securities other than those exempted as set forth above.

The Bank of Thailand reserve requirement regulation has the net effect of requiring that foreign currency brought into Thailand for the payment of an underlying transaction as set forth above must be 30% higher than the amount required to be paid pursuant to the underlying transaction.

Turkish lira (TRY)
The Turkish lira is the official currency of Turkey.	The USD/TRY exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Turkish lira and the U.S. dollar. The figure is equal to the number of Turkish lira that can be exchanged for one U.S. dollar. The USD/TRY exchange rate decreases when the Turkish lira appreciates relative to the U.S. dollar and increases when the Turkish lira depreciates relative to the U.S. dollar.
Principal Financial Center: Ankara.

CCS-7

Currency Spot Rate

Unless otherwise described in the applicable pricing supplement, the calculation agent will determine the above deliverable Currency Pair spot rates in the following manner:

The “Initial Spot Rate” will be determined by the calculation agent as observed through trades through Electronic Broking Services, Reuters Dealing 3000 and various brokers at the time set forth in the applicable pricing supplement on the trade date.

Payment at Maturity

The “Final Exchange Rate” will be determined by the calculation agent as observed through trades through Electronic Broking Services, Reuters Dealing 3,000 and various voice brokers at the time set forth in the applicable pricing supplement on the Final Valuation Date. However, if any Currency Pair exchange rate is not so observed through trades through Electronic Broking Services, Reuters Dealing 3,000 and various voice brokers, then the Currency Pair exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date for the purchase or sale by the Reference Dealers of the Reference Amount for settlement two Business Days later. If fewer than two Reference Dealers provide such spot quotations, then the Currency Pair exchange rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date from three leading commercial banks in New York (selected in the sole discretion of the calculation agent), for the sale by such banks of the Reference Amount for settlement two Business Days later. If these spot quotations are available from fewer than three banks, then the calculation agent, in its sole discretion, shall determine which spot rate is available and reasonable to be used. If no spot quotation is available, then the Currency Pair exchange rate will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 10:00 a.m., New York City time, on such date.

“Reference Dealers” unless otherwise specified in the applicable pricing supplement, as used herein, means Citibank, N.A., Deutsche Bank A.G. and JP Morgan Chase Bank, or their successors.

“Reference Amount” unless otherwise specified in the applicable pricing supplement, with respect to the Currency Pair spot rates, the notional amount for the survey generally equals 1,000,000 U.S. dollars. However the reference amount may be less during a Market Disruption Event.

CCS-8

Non-Deliverable Currencies:

Exchange rates of most economically developed nations, including the United States, are “floating,” meaning they are permitted to fluctuate in value relative to the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including those of Argentina, Brazil, Chile, Colombia, China, India, Indonesia, Korea, Malaysia, Peru, Philippines, Russia and Taiwan, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing a Security linked to these currencies is that their liquidity, trading value and amounts payable could be affected by the actions of such sovereign governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of a Security in the event that exchange rates should become fixed, or in the event of the issuance of a replacement currency or in the event of other developments affecting such currencies and the U.S. dollar or any other currency.

Market Disruption:   If a currency is no longer available due to the imposition of exchange controls or other circumstances beyond our control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable Currency Pair, the calculation agent will make its determinations hereunder in good faith and in a commercially reasonable manner taking into consideration all available information that in good faith it deems relevant.

Substitute Currency:   If a currency in a currency pair is converted into, or there is substituted for the currency, another currency (the “New Currency”) pursuant to applicable law or regulation (the “Relevant Law”), such currency in the Currency Pair shall be substituted by the New Currency at the conversion rate prescribed in the Relevant Law at the time of such substitution.

Emerging Markets Risk:   The possibility exists of significant changes in rates of exchange between a non emerging market currency and an emerging market currency or between emerging market currencies and the possibility of the imposition or modification of exchange controls by either the US or a foreign government. Such risks generally depend on economic and political events over which we have no control and such risks may be more pronounced in connection with emerging market currencies. Governments in emerging market countries have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a currency at the time of payment. Fluctuations in spot exchange rates that have occurred in the past, are not necessarily indicative of fluctuations that can occur during the term of this investment. The volatility inherent in emerging market currency transactions could significantly affect the overall return on your investment.

Emerging market currencies include the currencies listed below as well as certain other currencies, including but not limited to, the currencies of: the Czech Republic, Hungary, Mexico, Poland, the Slovak Republic, Thailand and Turkey.

CCS-9

Non-Deliverable Currencies:

Argentine peso (ARS)
The Argentine peso is the official currency of Argentina.	The USD/ARS exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Argentine peso and the U.S. dollar. The figure is equal to the number of Argentine peso that can be exchanged for one U.S. dollar. The USD/ARS exchange rate decreases when the Argentine peso appreciates relative to the U.S. dollar and increases when the Argentine peso depreciates relative to the U.S. dollar.
Principal Financial Center: Buenos Aires.
The calculation agent will determine the USD/ARS spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/ARS spot rate will be determined by reference to the EMTA ARS Industry Survey Rate. The “EMTA ARS INDUSTRY SURVEY RATE” means that the spot rate for a Final Valuation Date will be the Argentine peso/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Argentine pesos per one U.S. dollar, for settlement on the same day, as published on EMTA’s web site (www.emta.org) at approximately 1:00 p.m. (Buenos Aires time), or as soon thereafter as practicable, on such Final Valuation Date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA ARS Industry Survey Methodology (which means a methodology, dated as of January 2, 2003, as amended from time to time, for a centralized industry-wide survey of financial institutions in Buenos Aires that are active participants in the Argentine peso/U.S. dollar spot markets for the purpose of determining the EMTA ARS Industry Survey Rate).
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/ARS spot rate from the EMTA ARS Industry Survey Rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to thirty consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-10

Non-Deliverable Currencies:

Indicative Survey:	“EMTA ARS Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Argentine peso/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Argentine pesos per one U.S. dollar, for settlement on the same day, as published on EMTA’s web site (www.emta.org) at approximately 1:00 p.m. (Buenos Aires time), or as soon thereafter as practicable, on such Final Valuation Date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA ARS Indicative Survey Methodology (which means a methodology, dated as of January 2, 2003, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Argentine peso/U.S. dollar markets for the purpose of determining the EMTA ARS Indicative Survey Rate).
Brazilian real (BRL)
The Brazilian real is the official currency of the Federal Republic of Brazil.	The USD/BRL exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Brazilian real and the U.S. dollar. The figure is equal to the number of Brazilian reais that can be exchanged for one U.S. dollar. The USD/BRL exchange rate decreases when the Brazilian real appreciates relative to the U.S. dollar and increases when the Brazilian real depreciates relative to the U.S. dollar.
Principal Financial Center: any of Rio de Janeiro, Brasilia or Sao Paulo.
The calculation agent will determine the USD/BRL spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/BRL spot rate will be determined by reference to the BRL PTAX rate source. The BRL PTAX means that the spot rate for a Final Valuation Date will be the Brazilian real/U.S. dollar offered rate for U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, for settlement in two Business Days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacoes para Contabilidade” or “Rates for Accounting Purposes”) by approximately 6:00 p.m., Sao Paulo time, on that Final Valuation Date.

CCS-11

Non-Deliverable Currencies:

Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/BRL spot rate from the BRL PTAX rate source, (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date or (iii) there is a Price Materiality Event. As used herein a Price Materiality Event means that there is at least a 3% (the Price Materiality Percentage) difference between the rate obtained from the BRL PTAX rate source and the EMTA BRL Industry Survey Rate, or EMTA BRL Indicative Survey Rate, as the case may be; provided, however, that if there are insufficient responses on the Valuation Date to the EMTA BRL Industry Survey or the EMTA BRL Indicative Survey, as the case may be, the Price Materiality Percentage will also be deemed to have been met.
If a Market Disruption Event has occurred and is continuing to occur, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to thirty consecutive days after the original Final Valuation Date (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.
Industry Survey:	“EMTA BRL Industry Survey Rate” each means that the spot rate for a Final Valuation Date will be the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, for settlement in two Business Days, as published on EMTA’s web site (www.emta.org) at approximately 3:45 p.m. (São Paulo time), or as soon thereafter as practicable, on such Final Valuation Date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Industry Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions in Brazil that are active participants in the Brazilian real/U.S. dollar spot markets for the purpose of determining the EMTA BRL Industry Survey Rate).

CCS-12

Non-Deliverable Currencies:

Indicative Survey:	“EMTA BRL Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, for settlement in two Business Days, as published on EMTA’s web site (www.emta.org) at approximately 3:45 p.m. São Paulo time, or as soon thereafter as practicable. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Indicative Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions in Brazil that are active participants in the Brazilian real/U.S. dollar spot markets for the purpose of determining the EMTA BRL Industry Survey Rate).
Colombian peso (COP)
The Colombian peso is the official currency of the Republic of Colombia.	The USD/COP exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Colombian peso and the U.S. dollar. The figure is equal to the number of Colombian pesos that can be exchanged for one U.S. dollar. The USD/COP exchange rate decreases when the Colombian peso appreciates relative to the U.S. dollar and increases when the Colombian peso depreciates relative to the U.S. dollar.
Principal Financial Center: Bogotá.
The calculation agent will determine the USD/COP spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/COP spot rate will be determined by reference to the COP TRM rate. The “COP TRM” means that the spot rate for a Final Valuation Date will be the Colombian peso/U.S. dollar fixing rate, expressed as the amount of Colombian pesos per one U.S. dollar, for settlement on the same day reported by the Colombian Financial Superintendency (www.banrep.gov.com) as the “Tasa Representativa del Mercado (TRM)” (also referred to as the “Tasa de Cambio Representativa del Mercado” (TCRM)) by not later than 10:30 a.m., Bogotá time, on the first Business Day following that Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/COP spot rate from the COP TRM rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to thirty consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-13

Non-Deliverable Currencies:

Indicative Survey:	“EMTA COP Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Colombian peso/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Colombian pesos per one U.S. dollar, for settlement on the same day, as published on EMTA’s web site (www.emta.org) at approximately 11:30 a.m., Bogotá time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA COP Indicative Survey Methodology (which means a methodology, dated as of August 1, 2006, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Colombian peso/U.S. dollar markets for the purpose of determining the EMTA COP Indicative Survey Rate).
Chilean peso (CLP)
The Chilean peso is the official currency of Chile.	The USD/CLP exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Chilean peso and the U.S. dollar. The figure is equal to the number of Chilean pesos that can be exchanged for one U.S. dollar. The USD/CLP exchange rate decreases when the Chilean peso appreciates relative to the U.S. dollar and increases when the Chilean peso depreciates relative to the U.S. dollar.
Principal Financial Center: Santiago.
The calculation agent will determine the USD/CLP spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/CLP spot rate will be determined by reference to the CLP DÓLAR OBS Rate. The “CLP DÓLAR OBS” means that the spot rate for a Final Valuation Date will be the Chilean peso/U.S. dollar “observado” rate, expressed as the amount of Chilean pesos per one U.S. dollar, for settlement in one Business Day reported by the Banco Central de Chile (www.bcentral.cl) as the “Dólar Observado” (Dollar Observado) rate by not later than 10:30 a.m., Santiago time, on the first Business Day following that Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/CLP spot rate from the CLP DÓLAR OBS rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to thirty consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-14

Non-Deliverable Currencies:

Indicative Survey:	“EMTA CLP Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Chilean peso/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Chilean pesos per one U.S. dollar, for settlement on the same day, as published on EMTA’s web site (www.emta.org) at approximately 11:00 a.m., Santiago time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA CLP Indicative Survey Methodology (which means a methodology, dated as of August 1, 2006, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Chilean peso/U.S. dollar markets for the purpose of determining the EMTA CLP Indicative Survey Rate).
Chinese renminbi (CNY)
The Chinese renminbi is the official currency of the People’s Republic of China.	The USD/CNY exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Chinese renminbi and the U.S. dollar. The figure is equal to the number of Chinese renminbi that can be exchanged for one U.S. dollar. The USD/CNY exchange rate decreases when the Chinese renminbi appreciates relative to the U.S. dollar and increases when the Chinese renminbi depreciates relative to the U.S. dollar.
Principal Financial Center: Beijing.
The calculation agent will determine the USD/CNY spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/CNY spot rate will be determined by reference to the CNY SAEC Rate. The “CNY SAEC Rate” means that the spot rate will be the Chinese renminbi/U.S. dollar official fixing rate, expressed as the amount of Chinese renminbi per one U.S. dollar, for settlement in two Business Days reported by the People’s Bank of China, Beijing, People’s Republic of China, which appears on Reuters Screen SAEC Page opposite the symbol “USDCNY=” at approximately 9:15 a.m. Beijing time, on the Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/CNY spot rate from the CNY SAEC rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-15

Non-Deliverable Currencies:

Indicative Survey:	“SFEMC CNY Indicative Survey Rate” means the USD/CNY exchange rate published by the Singapore Foreign Exchange Committee on its website at approximately 3:30 p.m. Singapore time, or as soon thereafter as practicable. The SFEMC CNY Indicative Rate is determined by a survey of financial institutions that are active participants in the USD/CNY markets. UBS is one of such financial institutions, and accordingly, we may be asked to provide a quotation or quotations from time to time for the purpose of determining the SFEMC CNY Indicative Rate.

There are particular risks in Securities linked to the value of the Chinese renminbi.

In 2005, the People’s Bank of China, with the authorization of the State Council of the People’s Republic of China, announced that the Chinese renminbi exchange rate would no longer be pegged to the U.S. dollar and would float within managed bands, which are reset daily. After the closing of the market on each business day, the People’s Bank of China announces the closing price of a foreign currency, such as the U.S. dollar, traded against the Chinese renminbi in the interbank foreign exchange market. This closing price then becomes the central point of the managed trading band for that currency for the following business day. Despite the recent change in its exchange rate regime, the Chinese government continues to manage the valuation of the Chinese renminbi, and further changes in the Chinese government’s management of the Chinese renminbi may impact the exchange rate for the Chinese renminbi relative to the U.S. dollar.

Indian rupee (INR)
The Indian rupee is the official currency of India.	The USD/INR exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Indian rupee and the U.S. dollar. The figure is equal to the number of Indian rupee that can be exchanged for one U.S. dollar. The USD/INR exchange rate decreases when the Indian rupee appreciates relative to the U.S. dollar and increases when the Indian rupee depreciates relative to the U.S. dollar.
Principal Financial Center: Mumbai.
The calculation agent will determine the USD/INR spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/INR spot rate will be determined by reference to the INR-RBIB Rate. The “INR-RBIB Rate” means that the spot rate will be the Indian rupee/U.S. dollar reference rate, expressed as the amount of Indian rupee per one U.S. dollar, for settlement in two Business Days reported by the Reserve Bank of India, which appears on the Reuters screen RBIB Page at approximately 12:30 p.m. Mumbai time, or as soon thereafter as practicable, on the Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/INR spot rate from the INR-RBIB rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.

CCS-16

Non-Deliverable Currencies:

If a Market Disruption Event has occurred and is continuing the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.
Indicative Survey:	“SFEMC INR Indicative Survey Rate” means that the spot rate will be the Indian rupee/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Indian rupee per one U.S. dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m. Singapore time, or as soon thereafter as practicable. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC INR Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Indian rupee/U.S. dollar markets for the purpose of determining the SFEMC INR Indicative Survey Rate).

There are particular risks in Securities indexed to the value of the Indian rupee.

The Indian government has pursued policies of economic liberalization and deregulation, but the government’s role in the economy has remained significant. The Indian government allows the exchange rate to float freely, without a fixed target or band, but may intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and, under certain circumstances, if you seek to convert rupees into foreign currency you must obtain the approval of the Reserve Bank of India. If the Indian government prevents the Indian rupee from floating freely in order to preserve stability, or if the Indian government, with the approval of the Reserve Bank of India, restricts the conversion of rupees into foreign currencies, the exchange rate of the Indian rupee relative to the U.S. dollar may be adversely impacted.

Indonesian rupiah (IDR)
The Indonesian rupiah is the official currency of Indonesia.	The USD/IDR exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Indonesian rupiah and the U.S. dollar. The figure is equal to the number of rupiah that can be exchanged for one U.S. dollar. The USD/IDR exchange rate decreases when the rupiah appreciates relative to the U.S. dollar and increases when the rupiah depreciates relative to the U.S. dollar.
Principal Financial Center: Singapore and Jakarta.

CCS-17

Non-Deliverable Currencies:

The calculation agent will determine the USD/IDR spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/IDR spot rate will be determined by reference to the IDR ABS Rate. The “IDR ABS” means that the spot rate for a Final Valuation Date will be the Indonesian rupiah/U.S. dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Indonesian rupiah per one U.S. dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore at approximately 11:30 a.m., Singapore time, on the Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/IDR spot rate from the IDR ABS rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.
Indicative Survey:	“SFEMC IDR Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Indonesian rupiah/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Indonesian rupiah per one U.S. dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC IDR Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Indonesian rupiah/U.S. dollar markets for the purpose of determining the SFEMC IDR Indicative Survey Rate).

There are particular risks in Securities indexed to the value of the Indonesian rupiah.

From 1977 to 1997, the Indonesian government maintained a managed floating exchange rate system under which the Indonesian rupiah was linked to a basket of currencies. In 1997, the Indonesian rupiah depreciated significantly during the Asian currency crisis and the Indonesian government subsequently abandoned its trading band policy and permitted the Indonesian rupiah to float without an announced level at which the government would intervene. The Indonesian government continues to intervene in the foreign exchange market and to impose restrictions on certain foreign exchange transactions and dealings. Factors that might affect the Indonesian government’s policy with respect to the Indonesian rupiah include the extent of Indonesia’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Indonesia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Indonesia may be subject.

CCS-18

Non-Deliverable Currencies:

Korean Won (KRW)
The Korean won is the official currency of the Republic of Korea.	The USD/KRW exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Korean won and the U.S. dollar. The figure is equal to the number of Korean won that can be exchanged for one U.S. dollar. The USD/KRW exchange rate decreases when the Korean won appreciates relative to the U.S. dollar and increases when the Korean won depreciates relative to the U.S. dollar.
Principal Financial Center: Seoul.
The calculation agent will determine the USD/KRW spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/KRW spot rate will be determined by reference to the KRW KFTC 18 Rate. The “KRW KFTC 18” means that the spot rate for a Final Valuation Date will be the Korean won/U.S. dollar market average rate, expressed as the amount of Korean won per one U.S dollar, for settlement in two Business Days reported by the Korea Financial Telecommunications and Clearing Corporation, which appears on Reuter’s Screen KFTC18 page to the right of the caption “USD Today” that is available at approximately 3:30 p.m., Seoul time, on the Final Valuation Date or as soon thereafter as practicable.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/KRW spot rate from the KRW KFTC 18 rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to, (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.
Indicative Survey:	“SFEMC KRW Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Korean won/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Korean won per one U.S. dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC KRW Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Korean won/U.S. dollar markets for the purpose of determining the SFEMC KRW Indicative Survey Rate).

CCS-19

Non-Deliverable Currencies:

Malaysian ringgit (MYR)
The Malaysia ringgit is the official currency of Malaysia.	The USD/MYR exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Malaysian ringgit and the U.S. dollar. The figure is equal to the number of Malaysian ringgit that can be exchanged for one U.S. dollar. The USD/MYR exchange rate decreases when the Malaysian ringgit appreciates relative to the U.S. dollar and increases when the Malaysian ringgit depreciates relative to the U.S. dollar.
Principal Financial Center: Kuala Lumpur and Singapore.
The calculation agent will determine the USD/MYR spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/MYR spot rate will be determined by reference to the MYR ABS Rate. The “MYR ABS Rate” means that the spot rate for a Final Valuation Date will be the Malaysian ringgit/ U.S. dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Malaysian ringgit per one U.S. dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore, which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “MYR” (or the equivalent page on Reuters or other official rate sources) at approximately 11:30 a.m., Singapore time, on the Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/MYR spot rate from the MYR ABS rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-20

Non-Deliverable Currencies:

Indicative Survey:	“SFEMC MYR Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Malaysian ringgit/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Malaysian ringgit per one U.S. dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC MYR Indicative Survey Methodology (which means a methodology, dated as of July 15, 2005, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Malaysian ringgit/U.S. dollar markets for the purpose of determining the SFEMC MYR Indicative Survey Rate).
Peruvian sol (PEN)
The Peruvian sol is the official currency of Peru.	The USD/PEN exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Peruvian sol and the U.S. dollar. The figure is equal to the number of Peruvian sol that can be exchanged for one U.S. dollar. The USD/PEN exchange rate decreases when the Peruvian sol appreciates relative to the U.S. dollar and increases when the Peruvian sol depreciates relative to the U.S. dollar.
Principal Financial Center: Lima.
The calculation agent will determine the USD/PEN spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/PEN spot rate will be determined by reference to the PEN WT AVE Rate. The “PEN WT AVE Rate” means that the spot rate for a Final Valuation Date will be the midpoint of the Peruvian sol/U.S. dollar closing weighted average bid and offer (“compra y venta”) exchange rates expressed as the amount of Peruvian New soles per one U.S. dollar for settlement on the same day, reported by the Superintendencia de Banca, Seguros y AFP (www.sbs.gob.pe) of the Republic of Peru at approximately 5:00 p.m., Lima time, on that Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/PEN from the PEN ST AVE rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to thirty consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-21

Non-Deliverable Currencies:

Indicative Survey:	“EMTA PEN Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Peruvian sol/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Peruvian soles per one U.S. dollar, for settlement on the same day, as published on EMTA’s web site (www.emta.org) at approximately 11:00 a.m., Lima time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA PEN Indicative Survey Methodology (which means a methodology, dated as of August 1, 2006, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Peruvian sol/U.S. dollar markets for the purpose of determining the EMTA PEN Indicative Survey Rate).
Philippine peso (PHP)
The Philippine peso is the official currency of the Philippines.	The USD/PHP exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Philippine peso and the U.S. dollar. The figure is equal to the number of Philippine pesos that can be exchanged for one U.S. dollar. The USD/PHP exchange rate decreases when the Philippine peso appreciates relative to the U.S. dollar and increases when the Philippine peso depreciates relative to the U.S. dollar.
Principal Financial Center: Manila.
The calculation agent will determine the USD/PHP spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/PHP spot rate will be determined by reference to the PHP PDSPESO Rate. The “PHP PDSPESO Rate” means that the spot rate will be the Philippine peso/U.S. dollar morning weighted average rate for that Final Valuation Date, expressed as the amount of Philippine pesos per one U.S. dollar, for settlement in one Business Day reported by the Philippine Dealing System PDEX which appears on the Reuters Screen PDSPESO Page to the right of the caption “AM WT AVE” at approximately 11:30 a.m., Manila time, or as soon thereafter as practicable, on the Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/PHP spot rate from the PHP PDSPESO rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

CCS-22

Non-Deliverable Currencies:

Indicative Survey:	“SFEMC PHP Indicative Survey Rate”means that the spot rate for a Final Valuation Date will be the Philippine peso/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Philippine pesos per one U.S. dollar, for settlement in one Business Day, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC PHP Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Philippine peso/U.S. dollar markets for the purpose of determining the SFEMC PHP Indicative Survey Rate).

There are particular risks in Securities indexed to the value of the Philippine peso.

The Philippine peso has been a floating currency since the mid-1960s. Between 1996 and 2001, the Philippine peso depreciated significantly during and following the Asian financial crisis, and beginning in 2000, the Philippine Central Bank (the Bangko Sentral) began implementing a series of measures to curb foreign exchange speculation and foreign exchange volatility, including requiring a minimum holding period for foreign investments in peso time deposits and establishing documentary requirements for foreign exchange forward and swap transactions. The current administration has also continued to experience domestic political instability, including terrorist activity and attempted coups. Factors that might affect the Philippine government’s policy with respect to the Philippine peso include the extent of the Philippine’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Philippine’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which the Philippines may be subject.

CCS-23

Non-Deliverable Currencies:

Russian ruble (RUB)
The Russian ruble is the official currency of Russia.	The USD/RUB exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Russian ruble and the U.S. dollar. The figure is equal to the number of Russian ruble that can be exchanged for one U.S. dollar. The USD/RUB exchange rate decreases when the Russian ruble appreciates relative to the U.S. dollar and increases when the Russian ruble depreciates relative to the U.S. dollar.
Principal Financial Center: Moscow.
The calculation agent will determine the USD/RUB spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/RUB spot rate will be determined by reference to the RUB CME-EMTA Rate. The “RUB CME-EMTA Rate” means that the spot rate will be the Russian ruble/U.S. dollar rate expressed as the amount of Russian ruble per one U.S. dollar, for the settlement in one Business Day, calculated by the Chicago Mercantile Exchange (“CME”) and as published on CME’s website, which appears on the Reuters Screen EMTA Page, at approximately 1:30 p.m. Moscow time, on the Final Valuation Date. The spot rate shall be calculated by the CME pursuant to Chicago Mercantile Exchange/EMTA, Inc. Daily Russian ruble per U.S. dollar reference rate methodology (which means a methodology, effective as of June 16, 2005, as amended from time to time, for a centralized industry wide survey of financial institutions in Russia that are active participants in the Russian ruble/U.S. dollar spot market for the purpose of determining the RUB CME-EMTA Rate).
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/RUB spot rate from the RUB CME-EMTA rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.
Indicative Survey:	“EMTA RUB Indicative Survey Rate” means the USD/RUB spot rate published by EMTA on its website (www.emta.org) at approximately 2:45 p.m. Moscow time, or as soon thereafter as practicable. The EMTA RUB Indicative Survey Rate is determined by a survey of financial institutions that are active participants in the USD/RUB markets. UBS is one of such financial institutions, and accordingly, we may be asked to provide a quotation or quotations from time to time for the purpose of determining the EMTA RUB Indicative Survey Rate.

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Non-Deliverable Currencies:

There are particular risks in Securities indexed to the value of the Russian ruble.

At various times since the dissolution of the Soviet Union, the Russian economy has experienced significant problems, including among others declines in gross domestic product, hyperinflation, an unstable currency, high levels of public sector debt, capital flight and significant increases in unemployment. In August 1998, in the face of a rapidly deteriorating economic situation, the Russian government defaulted on its ruble-denominated securities, the Central Bank of Russia stopped its support of the ruble and a temporary moratorium was imposed on certain foreign currency payments. This led to deterioration in the value of the ruble, a sharp increase in the rate of inflation, a near collapse of the banking system and a lack of access for Russian issuers to international capital markets. Since the 1998 crisis the Russian economy has experienced positive trends, including a more stable ruble, reduced inflation levels and positive capital and current account balances resulting in part from rising world prices of crude oil, gas and other commodities that Russia exports. This has been demonstrated by the August 21, 2006 press announcement that Russia has finished paying off its USD 22.5 billion Soviet-era debt to the Paris Club of international sovereign creditors ahead of schedule. Nevertheless, there can be no assurance that this positive situation will continue. In February 2006, the Central Bank of Russia announced that the Russian ruble would be targeted against a new weighted currency basket consisting of the euro and the U.S. dollar to decouple the Russian ruble from the U.S. dollar. Under changes in the regulations of the Central Bank of Russia, convertibility of the ruble was liberalized as of July 1, 2006. One cannot predict what impact this development will have on exchange rates between the ruble and the U.S. dollar and other currencies, particularly given the limited development of the foreign currency market in Russia. Certain existing currency regulations continued in effect until January 1, 2007 and others have not been repealed, such as the general prohibition on foreign currency operations between Russian companies (other than authorized banks) and a requirement on Russian companies, subject to certain exceptions, to repatriate export-related earnings. Furthermore, it is possible, particularly during this transition period, that the Central Bank of Russia may be more likely than central banks in more developed economies to use the various tools at the disposal of a central bank, including those referred to above, to intervene in the foreign exchange markets for the ruble or take other regulatory action that could impact the value of the ruble. In addition to the risks more directly related to the Russian economy and the policies of the Russian government, financial problems in, or an increase in perceived risk associated with, other emerging markets could impair confidence in the Russian economy and adversely affect the value of the ruble in relation to the U.S. dollar and any other underlying currencies.

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Non-Deliverable Currencies:

Taiwan dollar (TWD)
The Taiwan dollar is the official currency of Taiwan.	The USD/TWD exchange rate is a foreign exchange spot rate that measures the relative value of the two currencies, the Taiwan dollar and the U.S. dollar. The figure is equal to the number of Taiwan dollars that can be exchanged for one U.S. dollar. The USD/TWD exchange rate decreases when the Taiwan dollar appreciates relative to the U.S. dollar and increases when the Taiwan dollar depreciates relative to the U.S. dollar.
Principal Financial Center: Taipei.
The calculation agent will determine the USD/TWD spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The USD/TWD spot rate will be determined by reference to the TWD TAIFX1 Rate. The “TWD TAIFX1 Rate” mean that the spot rate for a Final Valuation Date will be the Taiwanese dollar/U.S. dollar spot rate, expressed as the amount of Taiwanese dollars per one U.S. dollar, for settlement in two Business Days, reported by the Taipei Forex Inc. which appears on the Reuters Screen TAIFX1 Page under the heading “Spot” as of 11:00 a.m. Taipei time, on that Final Valuation Date, or if no rate appears as of 11:00 a.m., Taipei time, the rate that first appears in any of the next succeeding 15 minute intervals after such time, up to and including 12:00 noon, Taipei time on the Final Valuation Date.
Market Disruption Event:	(i) a day on which it becomes impossible to obtain a USD/TWD spot rate from the TWD TAIFX1 rate source or (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than 9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the Final Valuation Date.
If a Market Disruption Event has occurred and is continuing the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the Final Valuation Date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days after the original Final Valuation Date, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

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Non-Deliverable Currencies:

Indicative Survey:	“SFEMC TWD Indicative Survey Rate” means that the spot rate for a Final Valuation Date will be the Taiwanese dollar/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Taiwanese dollars per one U.S. dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on such Final Valuation Date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC TWD Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Taiwanese dollar/U.S. dollar markets for the purpose of determining the SFEMC TWD Indicative Survey Rate).

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Precious Metals

Gold (XAU)	The XAU/USD exchange rate is an exchange rate that measures the relative value of gold and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one troy ounce of 0.995 gold. The XAU/USD exchange rate decreases when gold depreciates relative to the U.S. dollar and increases when gold appreciates relative to the U.S. dollar.
The calculation agent will determine the XAU/USD spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The calculation agent will generally determine the XAU/USD spot rate in one of two ways: either (i) the XAU/USD exchange rate in the interbank market as reported by Bloomberg, L.P. at approximately 9:30 a.m., New York City time, on the Final Valuation Date or (ii) by reference to the London A.M. Fixing Price or the London P.M. Fixing Price (each of which are described below). The London A.M. Fixing Price and the London P.M. Fixing Price can be found on Reuter’s page “GOFO”. The applicable pricing supplement will identify which method the calculation agent will use. If the calculation agent is unable to determine the XAU/USD spot rate due to the occurrence of a Market Disruption Event, the calculation agent may determine the XAU/USD spot rate based on the quotations provided by at least three major gold bullion dealers that are members of the London Bullion Market Association, which we refer to as “gold reference dealers.” If the calculation agent is unable to determine the spot rate on the basis of quotations provided by gold reference dealers, then the calculation agent will make a good faith estimate of the spot rate that would have prevailed in the absence of a market disruption event. In no event, however, will the Final Valuation Date be postponed by more than seven business days.

Operation of the Gold Bullion Market:

The following discussion of the operation of the gold bullion market is based on publicly available information and is provided for informational purposes only. You should make your own investigation into the gold bullion market in determining whether the Securities are a suitable investment for you.

The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the London Bullion Market Association (“LBMA”), whose membership represents all sectors of the gold bullion market. The LBMA currently comprises 60 members, of which 9 are market-making members, plus a number of associate members around the world. UBS is currently a market-making member of the LBMA. Twice daily during London trading hours there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. These members meet each London business day via telephone at 10:30 a.m., to determine the London A.M. Fixing Price and at 3:00 p.m., to determine the London P.M. Fixing Price. The five members participating in the fixing are currently the Bank of Nova Scotia—ScotiaMocatta, Barclays Bank Plc, Deutsche Bank AG, HSBC Bank USA, NA and Soc|fiete Generale. The fixing chairmanship rotates annually amongst these members. Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The gold price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price,

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Precious Metals

which is communicated to the market through various media. In addition to the London bullion market, over-the-counter trading in gold occurs globally, on a twenty-four hour basis on the basis of the XAU/USD spot rate. LBMA fixing prices are influenced by trades settled using the XAU/USD spot rate in over-the-counter trades conducted in markets other than the London bullion market, and the LBMA fixing prices influence the quotes based on the XAU/USD spot rate. Generally, the quoted XAU/USD spot rate tends to converge toward the LBMA fixing price after the fixing price has been published.

The market price of gold will affect the market value of the Securities:

We expect generally that the market value of the Securities will depend substantially on the market price of gold. The price of gold is subject to volatile price movements over short periods of time and is affected by numerous factors, some of which are described below. In addition to the macroeconomic and other factors described below, gold prices may also be affected by industry factors such as:

➢	industrial and jewelry demand;
➢	lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold;
➢	levels of gold production and production costs;
➢	actions by or involving gold mining companies; and
➢	short-term changes in supply and demand because of trading activities in the gold market.

Historical gold prices:

The market for gold bullion is global and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system; expectations of the future rate of inflation; the relative strength of, and confidence in, the U.S. dollar, the currency in which the price of gold is generally quoted; interest rates; gold borrowing and lending rates; and global or regional economic, financial, political, regulatory, judicial or other events. It is not possible to predict the aggregate effect of all or any combination of these factors.

“London gold market”	The London gold market means the market in London on which the members of the London Bullion Market Association, or its successors (“LBMA”), quote prices for the buying and selling of gold.
“gold”	Gold means gold bars or unallocated gold complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect.

CCS-29

Precious Metals

Silver (XAG)	The XAG/USD exchange rate is an exchange rate that measures the relative value of silver and the U.S. dollar. The figure is equal to the number of U.S. dollars that can be exchanged for one troy ounce of silver. The XAG/USD exchange rate decreases when the silver depreciates relative to the U.S. dollar and increases when the silver appreciates relative to the U.S. dollar.
The calculation agent will determine the XAG/USD spot rate in the following manner unless a Market Disruption Event has occurred and is continuing:	The calculation agent will generally determine the XAG/USD spot rate in one or two ways: either (i) the XAG/USD exchange rate in the interbank market as reported by Bloomberg, L.P. at approximately 9:30 a.m., New York City time, on the Final Valuation Date or (ii) by reference to the LBMA 12:00 p.m. silver fixing price, which can be found on Reuter’s page “SOFO”. The applicable pricing supplement will identify which method the calculation agent will use. If the calculation agent is unable to determine the XAG/USD spot rate due to the occurrence of a Market Disruption Event, the calculation agent may determine the XAG/USD spot rate based on the quotations provided by at least three major silver bullion dealers that are members of the London Bullion Market Association which we refer to as “silver reference dealers.” If the calculation agent is unable to determine the spot rate on the basis of quotations provided by silver reference dealers, then the calculation agent will make a good faith estimate of the spot rate that would have prevailed in the absence of a market disruption event. In no event, however, will the Final Valuation Date be postponed by more than seven business days.

Operation of the Silver Bullion Market:

The following discussion of the operation of the silver bullion market is based on publicly available information and is provided for informational purposes only. You should make your own investigation into the silver bullion market in determining whether the Securities are a suitable investment for you.

The London silver bullion market is the principal global clearing center for over-the-counter silver bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London silver bullion market is the London Bullion Market Association (“LBMA”), whose membership represents all sectors of the silver bullion market. The LBMA currently comprises 60 members, of which 9 are market-making members. These members meet via telephone each London business day at 12:00 p.m., to determine the London Fixing Price. Formal participation in the London fixing is traditionally limited to three market-making members of the LBMA. Currently these three members participating in the fixing are the Bank of Nova Scotia — Scotia Moats, Deutsche Bank AG, and HSBC Bank USA, NA. The fixing chairmanship rotates annually amongst these members. Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. In addition to the London Bullion Market, over-the-counter trading in silver occurs globally, on a twenty-four hour basis on the basis of the price of silver. LBMA fixing prices are influenced by trades settled using the XAG/U.S. dollar spot rate in over-the-counter trades conducted in markets other than the London Bullion Market, and the LBMA fixing prices influence the quotes based on the price of silver. Generally, the quoted price of silver tends to converge toward the LBMA fixing price after the fixing price has been published.

CCS-30

Precious Metals

The market price of silver will affect the market value of Securities:

We expect generally that the market value of Securities will depend substantially on the price of silver. The price of silver is subject to volatile price movements over short periods of time and is affected by numerous factors some of which are described below. In addition to the macroeconomic and other factors described below, silver prices may also be affected by industry factors such as:

➢	industrial and jewelry demand;
➢	lending, sales and purchases of silver by the official sector, including central banks and other governmental agencies and multilateral institutions which hold silver;
➢	levels of silver production and production costs;
➢	actions by or involving silver mining companies; and
➢	short-term changes in supply and demand because of trading activities in the silver market.

Historical silver prices:

The market for silver bullion is global and silver prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system; expectations of the future rate of inflation; the relative strength of, and confidence in, the U.S. dollar, the currency in which the Price of silver is generally quoted; interest rates; silver borrowing and lending rates; and global or regional economic, financial, political, regulatory, judicial or other events. It is not possible to predict the aggregate effect of all or any combination of these factors.

“London silver market”	The London silver market means the market in London on which the members of the London Bullion Market Association, or its successors (“LBMA”), quote prices for the buying and selling of silver.
“Silver”	Silver means silver bars or unallocated silver complying with the rules of the LBMA relating to good delivery and fineness from time to time in effect.

Any of the following will be a Market Disruption Event for purposes of gold or silver:

➢	the failure of the source of the reference exchange rate or reference price (the “price source”) to announce or publish such reference exchange rate or reference price (or the information necessary for determining such reference exchange rate or reference price); (B) the temporary or permanent discontinuance or unavailability of the price source; or (C) if the reference price is determined by a survey of dealers in the underlying asset, the failure to obtain at least three quotations as requested from the relevant dealers.
➢	a material suspension, absence or limitation of trading in the applicable underlying asset in its primary market, or in option or futures contracts relating to the applicable underlying asset, if available, in the primary market for that asset or those contracts, in each case as determined by the calculation agent in its sole discretion; for this purpose, (A) a suspension of the trading in the underlying asset or the option or futures contracts relating to the applicable underlying asset shall be deemed to be material only if: (1) all trading in such underlying asset or contract is suspended for the entire relevant day; or (2) all trading in such underlying asset or contract is suspended subsequent to the opening of trading on the relevant day, trading does not recommence prior to the regularly scheduled close of trading in such underlying asset or contract on such day and such suspension is announced less than one hour preceding its commencement; and (B) a limitation of trading in the underlying asset or the option or futures contracts relating to the applicable underlying asset shall be deemed to be material only if the

CCS-31

Precious Metals

exchange on which such underlying asset or contract is traded establishes limits on the range within which the price of the underlying asset or such contracts may fluctuate and the closing or settlement price of the underlying asset or such contracts on such day is at the upper or lower limit of that range;
➢	the applicable underlying asset or the option or futures contracts relating to such underlying asset does not trade on what was, on the trade date, the primary market for the applicable underlying asset, as determined by the calculation agent in its sole discretion;
➢	the permanent discontinuation or disappearance of trading in the underlying asset or the option or futures contracts relating to such underlying asset or the disappearance or permanent discontinuance or unavailability of the reference price, notwithstanding the availability of the related price source or the status of trading in the underlying asset or the option or futures contracts relating to such underlying asset;
➢	the occurrence since the trade date of a material change in the formula for, or the method of, calculating the applicable reference exchange rate or reference price;
➢	the occurrence since the trade date of a material change in the content, composition or constitution of the applicable reference exchange rate or reference price; the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, the applicable reference exchange rate or reference price (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the trade date, if the direct effect of such imposition, change or removal is to raise or lower the applicable reference exchange rate or reference price from what it would have been without that imposition, change or removal; or
➢	in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to that offering of Securities that we or our affiliates have effected or may effect.

The applicable pricing supplement may also specify other market disruption events or additional market disruption events that will apply to your Securities.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in the applicable underlying asset in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlying asset.

For this purpose, for any offering of Securities, an “absence of trading” in the primary securities market on which option or futures contracts related to the applicable underlying asset, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

CCS-32

Precious Metals

In contrast, for any offering of Securities, a suspension or limitation of trading in option or futures contracts related to the applicable underlying asset, if available, in the primary market for those contracts, by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, related to the applicable underlying asset in the primary market for those contracts.

In the event that the calculation agent chooses to postpone the Final Valuation Date because of a market disruption event with respect to the determination of the gold or silver spot rate, the Final Valuation Date for purposes of determining the gold or silver spot rate return will continue to be the Final Valuation Date without regard to the postponement of the Final Valuation Date with respect to the gold or silver spot rate.

CCS-33